Exhibit 99.1

Sundance Energy Takes Action to Strengthen Balance Sheet and Position Business for Sustained Future Success, Commences Financial Restructuring With Lender Support

Company initiates voluntary, prepackaged Chapter 11 process that will eliminate over $250 million of funded debt obligations

Chapter 11 process expected to conclude in approximately 60 days

All operations to continue as usual; employees, vendors, royalty owners, and other trade creditors to continue being paid in full in the ordinary course of business

Enters Chapter 11 process with at least $45 million of committed DIP financing

DENVER, March 9, 2021 (Globe Newswire) -- Sundance Energy Inc. (NASDAQ: SNDE) and its affiliates (“Sundance” or the “Company”), an onshore independent oil and natural gas company focused on the development of large, repeatable resource plays in North America, today announced that it has filed for voluntary Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas to effectuate a transaction that will strengthen the Company’s balance sheet and best position Sundance for sustained future success. All operations will continue as usual without interruption and the Chapter 11 process is expected to conclude in approximately 60 days.

On March 9, 2021, Sundance entered into a Restructuring Support Agreement (the “RSA”) with the administrative agent under its prepetition reserve-based revolving credit facility (the “RBL Facility”), holders of 100% of the outstanding principal amount of revolving loans under the RBL Facility, the administrative agent under the prepetition term loan (the “Term Loan Facility”), and holders of 100% of the outstanding principal amount of term loans under the Term Loan Facility, whereby the parties agreed to support the Company’s prepackaged plan of reorganization (the “Prepackaged Plan”) under Chapter 11 of the U.S. Bankruptcy Code. The Prepackaged Plan provides for a debt-for-equity exchange that will eliminate over $250 million of funded debt obligations from the Company’s balance sheet. Implementation of the Prepackaged Plan will strengthen Sundance’s financial structure, allowing it to focus on core competencies without the burden of servicing significant debt levels.

With the significant support of its lenders, implementation of the Prepackaged Plan will enable the Company to quickly and efficiently recapitalize its balance sheet and reorganize as a private entity with no material impact on the majority of its creditors. Under the Prepackaged Plan, which remains subject to approval by the Bankruptcy Court and consummation, existing equity interests would be cancelled on the effective date and holders of existing equity interests are not expected to receive any consideration or distributions on account of such interests.

The Company has also secured commitments from certain of its Term Loan lenders for at least $45 million in debtor-in-possession (“DIP”) financing that, along with normal operating cash flows and the consensual use of cash collateral, will fund normal-course operations and reorganization expenses. Upon emergence, the Company’s recapitalized balance sheet will include (i) $137.5 million of funded indebtedness comprising a senior secured reserve-based revolving credit facility, a senior secured second out term loan, and, if necessary, a senior secured third out term loan, in each case provided by the existing RBL Facility lenders and (ii) new common equity interests issued in exchange for DIP financing claims and Term Loan claims, subject to dilution by new common equity interests granted under a new management incentive plan.

“Sundance has faced numerous challenges in the last few years resulting in declining cash flow and liquidity that have only been exacerbated by the unprecedented COVID-19 pandemic and volatility in the market price of crude oil and natural gas,” said Eric McCrady, Sundance’s Chief Executive Officer. “As a result, we are taking decisive action to address these challenges and deleverage our balance sheet to best position our business for sustained future success. We are grateful for the support of our lenders throughout this process and anticipate that the consensus already achieved will simplify our path through Chapter 11 and enable us to emerge with a strengthened financial structure.”

Sundance expects to continue operations uninterrupted through the Chapter 11 process. The Company has filed customary motions with the Bankruptcy Court seeking authority for Sundance to continue operations in the ordinary course, including, but not limited to, paying employees and continuing existing benefit programs, paying royalty owners and vendors in the normal course, and meeting commitments to customers, including crude buyers. The Company has also filed a customary motion seeking to implement equity trading procedures in an effort to preserve the value of the Company’s tax attributes. Such motions are typical in the Chapter 11 process and Sundance anticipates that they will be heard and approved in the first few days of the Chapter 11 cases. In addition, the RSA and Prepackaged Plan contemplate that unsecured trade creditors will be paid in full under the Prepackaged Plan.

For more information about the Company’s Chapter 11 case, please visit https://cases.primeclerk.com/sundanceenergy or contact Prime Clerk, the Company’s noticing and claims agent, at (877) 470-4340 for U.S./Canadian calls or (347) 919-5764 for international calls, or by emailing Sundanceinfo@primeclerk.com.

Sundance is represented in this matter by Latham & Watkins LLP, Hunton Andrews Kurth LLP, Miller Buckfire & Co., LLC, and FTI Consulting Inc.

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About Sundance Energy Inc.

Sundance Energy Inc. is an independent energy exploration and production company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford. A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated with our ability to consummate the transactions associated with the Company’s current bankruptcy court proceeding, our ability to obtain in a timely manner confirmation of a successful plan of reorganization in the Company’s current bankruptcy court proceeding and general economic and business conditions, including the continued impact of the COVID-19 pandemic. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s 10-K filing for the fiscal year ended December 31, 2019, as may be amended, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

Cathy Anderson

Executive Vice President, Chief Financial Officer & Treasurer

Tel: (303) 407-0471
Canderson@sundanceenergy.net

For media inquiries, please contact:

FTI Consulting

Angelo Thalassinos / Sarah Rosselet

SundanceEnergyMedia@fticonsulting.com